AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 15, 1998
                                                     REGISTRATION NO. 33-___
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           -------------------------

                             SCHOLASTIC CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                                        13-3385513
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                     555 BROADWAY, NEW YORK, NEW YORK 10012
               (Address of Principal Executive Offices) (Zip Code)

                  SCHOLASTIC CORPORATION 1995 STOCK OPTION PLAN
                            (Full title of the plan)

                             CHARLES B. DEULL, ESQ.
                SENIOR VICE PRESIDENT, LEGAL AND BUSINESS AFFAIRS
                             SCHOLASTIC CORPORATION
                                  555 BROADWAY
                             NEW YORK, NEW YORK 10012
                     (Name and address of agent for service)

                                 (212) 343-6633
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE
=====================================================================================================

TITLE OF                                  PROPOSED MAXIMUM     PROPOSED MAXIMUM
SECURITIES TO BE     AMOUNT TO BE         OFFERING PRICE PER   AGGREGATE OFFERING   AMOUNT OF
REGISTERED:          REGISTERED:          SHARE (1):           PRICE (1):           REGISTRATION FEE:

------------------------------------------------------------------------------------------------------
Common Stock         1,500,000 shares     $39.125              $58,687,500          $17,312.81
($.01 par value)
======================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (h) as follows: on the basis of the average of the high and low prices of the Common Stock reported on the National Association of Securities Dealers, Inc. Automated Quotations- National Market System on October 9, 1998, namely $39.125.
                      -----------------------------------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     A prospectus  setting  forth the  information  required by Items 1 and 2 of
Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1)(i).


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents which have heretofore been filed by Scholastic Corporation (the "Company") (Commission File No. 0-19860) with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998.

         (b) The Company's Quarterly Report on Form 10-Q for the three months ended August 31, 1998.

         (c) The description of the Company's Common Stock, $.01 par value (the "Common Stock"), contained in the Company's Registration Statement filed under
Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all the Common Stock offered hereby has been sold or which deregisters all Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable, as the Common Stock is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the issuance of the shares of Common Stock of the Company to which this Registration Statement relates has been passed upon by Coudert Brothers, New York, New York, Andrew S. Hedden is a partner of Coudert Brothers and a Director of the Company. As of October 14, 1998, Mr. Hedden beneficially owned 1,000 shares of Common Stock of the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of a corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any by-law, agreement, vote or otherwise.

         Article FIFTH of the Amended and Restated Certificate of Incorporation of the registrant and Article VII of the By-laws of the Registrant contain provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145 of the Delaware General Corporation Law. In addition, as authorized by section 145 of the Delaware General Corporation Law, Article FIFTH of the registrant's Amended and Restated Certificate of Incorporation eliminates the personal liability of its directors to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for (i) any breach of the duty of loyalty to the registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability under Section 174 of the Delaware General Corporation Law or (iv) any transaction from which the director derived an improper personal benefit.

         The Company currently maintains an insurance policy under which the Company and the directors and officers of the Company are insured, within the limits of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which directors and officers of the Company are parties by reason of being or having been such directors or officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not Applicable.

ITEM 8.  EXHIBITS

         4.1 Amended and Restated Certificate of Incorporation of the registrant (incorporated by reference to the Company's Registration Statement on Form S-8 (Registration No. 33-46338) as filed with the Commission on March 12, 1992).

         4.2 By-laws of the registrant (incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 33-45022) as filed with the Commission on January 10, 1992).

         5        Opinion of Coudert Brothers.

         23.1     Consent of Ernst & Young LLP, independent auditors.

         23.2 Consent of Coudert Brothers  (incorporated by reference to Exhibit
5).

ITEM 9.  UNDERTAKINGS

         (a)      The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) to include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                    (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the registration statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of October, 1998.

                                    SCHOLASTIC CORPORATION


                             By:    /S/ RICHARD ROBINSON
                                    ---------------------------------
                                    Richard  Robinson,  Chairman of the Board,
                                    Chief  Executive  Officer and President


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard Robinson his or her true and lawful attorney-in-fact and agent, with power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary and requisite to be done, as fully and to all the intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



SIGNATURE                                            TITLE                                  DATE

/S/ RICHARD ROBINSON                   Chairman of the Board, President,                October 15, 1998
------------------------------            Chief Executive Officer and
Richard Robinson                          Director (Principal Executive
                                          Officer)



/S/ RICHARD M. SPAULDING               Executive Vice President and Director            October 15, 1998
------------------------------
Richard M. Spaulding


/S/ KEVIN J. MCENERY                   Executive Vice President, Chief                  October 15, 1998
------------------------------            Financial Officer (Principal
Kevin J. McEnery                          Financial Officer)




                                       5


/S/ KAREN A. MALONEY                   Vice President and Corporate Controller          October 15, 1998
------------------------------            (Principal Accounting Officer)
Karen A. Maloney


/S/ REBECA M. BARRERA                  Director                                         October 15, 1998
------------------------------
Rebeca M. Barrera


/S/ HELEN V. BENHAM                    Director                                         October 15, 1998
------------------------------
Helen V. Benham


/S/ FREDERIC J. BISCHOFF               Director                                         October 15, 1998
------------------------------
Frederic J. Bischoff


                                       Director                                         October __, 1998
------------------------------
John Brademas


/S/ JOHN C. BURTON                     Director                                         October 15, 1998
------------------------------
John C. Burton


/S/ RAMON C. CORTINES                  Director                                         October 15, 1998
------------------------------
Ramon C. Cortines


                                       Director                                         October __, 1998
------------------------------
Alonzo A. Crim


/S/ CHARLES T. HARRIS, III             Director                                         October 15, 1998
------------------------------
Charles T. Harris, III


/S/ ANDREW S. HEDDEN                   Director                                         October 15, 1998
------------------------------
Andrew S. Hedden


/S/ MAE C. JEMISON                     Director                                         October 15, 1998
------------------------------
Mae C. Jemison


/S/ RICHARD A. KRINSLEY                Director                                         October 15, 1998
------------------------------
Richard A. Krinsley


/S/ JOHN G. MCDONALD                   Director                                         October 15, 1998
------------------------------
John G. McDonald


/S/ AUGUSTUS K. OLIVER, II             Director                                         October 15, 1998
------------------------------
Augustus K. Oliver, II



                                  EXHIBIT INDEX

REGULATION S-K EXHIBIT NUMBER             DESCRIPTION OF DOCUMENT           PAGE NUMBER IN SEQUENTIALLY
                                                                                   NUMBERED COPY
------------------------------        ------------------------------        ---------------------------
Exhibit 5                            Opinion of Coudert Brothers.                       E-1



Exhibit 23.1                         Consent  of  Ernst & Young  LLP,                   E-2
                                     independent auditors.

Exhibit 23.2                         Consent of Coudert Brothers  (included
                                     in Exhibit 5).







                                        E

                                                                      EXHIBIT 5
                                                                      ---------

                        [LETTERHEAD OF COUDERT BROTHERS]


October 15, 1998

Scholastic Corporation
555 Broadway
New York, NY  10012


Ladies and Gentlemen:


          We are rendering our opinion with respect to the legality of the additional 1,500,000 shares of Common Stock, par value $.01 per share (the
"Shares"), of Scholastic Corporation, a Delaware corporation (the "Company"), issuable pursuant to the Scholastic Corporation 1995 Stock Option Plan (the "Plan"), which shares are being registered under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form S-8 (the "Registration Statement").

         As counsel to the Company, we are familiar with the corporate proceedings taken by the Company in connection with the authorization for issuance of the Shares, and we have examined such corporate records of the Company and other instruments and documents as we have deemed necessary for purposes of the opinion herein expressed.

         Based on the foregoing, and having regard for such other legal and factual considerations we deem relevant, we are of the opinion that the Shares, upon issuance in accordance with the terms of the Plan, will constitute legally and validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

         We hereby consent to the inclusion of this opinion as Exhibit 5 to the Registration Statement.

Very truly yours,

/s/ Coudert Brothers
------------------------------
COUDERT BROTHERS

                                                                    EXHIBIT 23.1
                                                                    ------------


                         CONSENT OF ERNST & YOUNG LLP

          We consent to the incorporation by reference in this Registration Statement on Form S-8 and related Prospectus pertaining to the Scholastic Corporation 1995 Stock Option Plan of our report dated July 2, 1998 with respect to the consolidated financial statements and schedule of Scholastic Corporation included in its Annual Report on Form 10-K for the year ended May 31, 1998 filed with the Securities and Exchange Commission.



                                                           /s/ Ernst & Young LLP
                                                           ---------------------
New York, New York
October 15, 1998



                                       E-2